SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1169	34-0577130
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices) (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

The Timken Company (“Timken”), recently received approximately $3.4 million under the U.S. Continued Dumping and Subsidy Offset Act of 2000 (“CDSOA”) for the period between October 1, 2010 and September 30, 2011. The entire amount is expected to be used for general corporate purposes.

CDSOA provides the authority for U.S. Customs to distribute antidumping duties to U.S. producers harmed by unfair trade that have continued to invest in their technology, equipment and people. As a provider of innovative friction management and power transmission products, Timken received a distribution under the CDSOA.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into a filing under the Securities Act of 1933, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart

William R. Burkhart Senior Vice President and General Counsel

Date: December 2, 2011

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